HAWKINS ACCOUNTING
                                                     Certified Public Accountant
                                                               135 Rose Court #1
                                                             Campbell, CA  95008
                                        (408) 370 - 3294  FAX:  (408) 871 - 2603




February  17,  2004


Securities  and  Exchange  Commission
450  Fifth  Street  N.W.
Washington,  DC  20549


Ladies  and  Gentlemen:

I have read the statements of EAPI Entertainment, Inc. (Formerly - Duro Enzyme Products, Inc.) pertaining to my firm, included in item 4 of form 8-K No.1 dated February 17, 2004 and agree with such statements as they pertain to my firm.

I have no basis to agree or disagree with other statements of the registrant contained herein.

Sincerely


/s/  Hawkins  Accounting


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